TERM PROMISSORY NOTE

Principle amount: $260,000.00 USD Term: 90 days

For value received, the undersigned corporation, Waterbank of America (USA) Inc. (hereinafter referred to as the "Borrower"), hereby acknowledges having received this day from Forstar Capital Advisers Inc. (hereinafter referred to as the "Lender") the aggregate amount of $260,000.00 USD (hereinafter referred to as the "Loan") and promises to pay to the order of the Lender, or as otherwise directed in writing by the Lender, the principal sum of $260,000.00 USD with interest thereon at a rate of 8% per annum, calculated as and from the first day following the signature of the present note, both before and after demand, maturity, default and judgment, until paid.

As additional consideration for the granting and disbursement of the Loan, the Borrower hereby promises to pay to the Lender a non-interest bearing Loan facility fee of $10,000.00 concurrently with the principal sum of the Loan.

Furthermore, the Borrower agrees to allocate and issue to the Lender 30,000 trade restricted common shares of the capital stock of Waterbank of America (USA) Inc. with piggyback registration rights, the whole subject to SEC regulatory restrictions and approvals, as may be applicable.

The principal sum and interest thereon shall be due and payable by one (1) full and final payment at the latest ninety (90) days from the date of signature of the present note.

All or any part of the principal may be prepaid at any time and from time to time without penalty. Payments shall be applied first to accrued interest and the balance of such payment shall be thereafter applied against the principal.

The Debtor hereby waives presentment and/or notice of presentment and agrees at no time shall it ever argue that the note is not made under duly authenticated format, that the terms thereof were not fully explained to it or that the note is compromised in any manner whatsoever. The Debtor acknowledges that the note is owed and agrees that upon simple notice to the creditor on or after the date of maturity of the note, the note will be honored in a punctual and timely manner.

No modification or waiver of any of the terms of this note shall be allowed unless by written agreement signed by both parties. No waiver of any breach or default

hereunder shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

In the event that any portion of this note is deemed unforeseeable, all of the provisions of this note shall remain in full force and effect.

Signed at Miami, Florida, this 17th day of January, 2007.

Borrower:

WATER BANK OF AMERICA (USA) INC.

Per: ______________________________

Jose Francisco Klujsza
President and CEO

WITNESS

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Name: